Exhibit 23.1

國富浩華（香港）會計師事務所有限公司
Crowe Horwath (HK) CPA Limited
Member Crowe Horwath International

34/F The Lee Gardens,
33 Hysan Avenue,
Causeway Bay, Hong Kong
Main:       (852) 2894 6888
Fax:          (852) 2895 3752
Email:       info@crowehorwath.hk
Website: www.crowehorwath.hk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 Amendment No.1 of our report dated May 18, 2012, relating to our audits of the consolidated financial statements of Maxclean Holdings Ltd for each of the three years in the period ended December 31, 2011, and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/Crowe Horwath (HK) CPA Limited
Hong Kong, China
September 17, 2012